Exhibit 10.5

FOURTH AMENDMENT TO LOAN AND GUARANTY AGREEMENT, WAIVER AND FORBEARANCE AGREEMENT

This FOURTH AMENDMENT TO LOAN AND GUARANTY AGREEMENT, WAIVER AND FORBEARANCE AGREEMENT (this “Amendment”) is entered into as of February 13, 2024 (the “Fourth Amendment Effective Date”), by and among VARIATION BIOTECHNOLOGIES INC., a Canadian federal corporation (“VBI Cda”, and in its capacity as borrower representative, “Borrower Representative”), VBI VACCINES INC., a British Columbia corporation (“Parent”, and together with Borrower Representative, and any other Person from time to time party to the Agreement (as defined below) as a borrower, collectively, “Borrowers”, and each, a “Borrower”), each of the parties set forth on the signature page hereto as guarantors (together with any other Person from time to time party to the Agreement as a guarantor, collectively, “Guarantors” and each, a “Guarantor”), the lenders party hereto (together with any other lender from time to time under the Agreement, collectively, “Lenders”, and each, a “Lender”) constituting Required Lenders (as defined in the Loan Agreement (as defined below)), and K2 HEALTHVENTURES LLC (“K2”), as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

RECITALS

A.	Reference is made to the following:

(i)	that certain Loan and Guaranty Agreement, dated as of May 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among Borrowers, Guarantors, Lenders, Administrative Agent and, and ANKURA TRUST COMPANY, LLC, as collateral trustee for Lenders (in such capacity, together with its successors, “Collateral Trustee”) and the Loan Documents entered into pursuant thereto, including without limitation, that certain Forbearance Agreement, dated as of November 13, 2023, by and among Borrowers, Guarantors and Administrative Agent (the “Forbearance Agreement”);

(ii)	that certain Letter Agreement by and between Parent and Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands (“Brii Bio”), dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Side Letter”);

(iii)	that certain Purchase Agreement, dated as of the date hereof, by and among Parent, VBI Cda and Brii Bio (as amended, restated, supplemented or otherwise modified from time to time, the “BRII-179 Purchase Agreement”);

(iv)	that certain Secured Promissory Note, dated as of the date hereof, delivered by Brii Bio to Parent (as amended, restated, supplemented or otherwise modified from time to time, the “Brii-179 Note”); and

(v)	that certain Secured Promissory Note, dated as of the date hereof, delivered by Brii Biosciences (Hong Kong) Co. Limited to Parent (as amended, restated, supplemented or otherwise modified from time to time, the “VBI-1901 Note”, and together with the Brii-179 Note, the “Brii Notes”, and each, a “Brii Note”).

B.	Certain Specified Defaults have occurred and are continuing, as defined in the Forbearance Agreement.

C.	In connection with certain transactions contemplated by this Amendment, Administrative Agent and Lender have agreed to waive the Specified Defaults and to forbear with respect to future Events of Default during the period and subject to the terms and conditions set forth herein, and the parties hereto have agreed to amend the Agreement and certain other modifications to the Loan Documents as set forth herein.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.

2. Waiver of Specified Defaults. Subject to terms and conditions of this Amendment, Administrative Agent and the undersigned Lenders, constituting Required Lenders, hereby agree to waive the Specified Defaults.

3. Forbearance Agreement. Subject to satisfaction of the Forbearance Conditions (as defined below), Administrative Agent and the undersigned Lenders, constituting Required Lenders, hereby agree to forbear from exercising (or causing to be exercised) Secured Parties’ rights and remedies under the Loan Documents and applicable law with respect to any Additional Specified Defaults (as defined below), from the date hereof through and including the Forbearance Expiration Date (as defined below, and such period, the “Forbearance Period”), provided that if the Forbearance Conditions cease to be met or if negotiations with respect to any agreement required for compliance with Section 10 of this Amendment have been abandoned by any Loan Party or Brii Bio, without the prior written consent of K2, the Forbearance Period shall immediately terminate. For purposes of this Section 3:

“Additional Specified Defaults” means any Event of Default that may exist from time to time during the Forbearance Period, provided that the Additional Specified Defaults shall not include:

(i) any Event of Default arising from a willful breach by any Loan Party of any covenant set forth in Section 7 of the Agreement;

(ii) any Event of Default pursuant to Section 8.4(b), 8.5(b) or (c) or 8.12 of the Agreement (as amended hereby);

(iii) any Event of Default arising pursuant to Section 8.6 of the Agreement, due to any other holder of Indebtedness taking enforcement actions with respect to any breach or default under such Indebtedness or exercising remedies with respect to a material portion of the Collateral; or

(iv) any Event of Default pursuant to Section 8.1 of the Agreement due to failure to pay regularly scheduled interest payments or failure to apply proceeds of the transactions contemplated by the Side Letter, the BRII-179 Purchase Agreement, the VBI-1901 License and the Rehovot Purchase Agreement, in accordance with Section 2.2(c) of the Agreement.

“Forbearance Conditions” means the Loan Parties shall comply with the terms of Section 5 of this Amendment.

“Forbearance Expiration Date” means the Termination Date (as defined in the Brii-179 Note).

4. Amendments.

4.1 Section 2.2(c) of the Agreement is hereby amended by adding the following at the end of such subsection: “Additionally, (i) the applicable Loan Parties shall cause the Brii Notes to be assigned to (and any related collateral documents to be entered into in favor of) Administrative Agent for the benefit of Secured Parties, and the principal amount of the Obligations shall be reduced by the initial principal amount of the Brii Notes, and upon any principal increase in accordance with the terms thereof, including in connection with the effectiveness of the VBI-1901 License, and in connection with the completion of the activities pursuant to the Side Letter, respectively, the principal amount of the Obligations shall be further reduced by the amount of each such principal increase, provided that, if following a principal reduction of the Obligations, the principal amount of the BRII-179 Note is reduced in connection with a Default Notice (as defined in the BRII -179 Purchase Agreement), the principal balance of the Obligations shall be increased by the amount of such reduction, and (ii) upon the receipt of the Rehovot Purchase Price by a Loan Party, such proceeds shall be immediately paid over to Administrative Agent for the ratable benefit of Lenders, and applied to the outstanding principal balance of the Loans.”

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4.2 Section 2.2(d) of the Agreement is hereby amended by adding the following at the end of such subsection: “Notwithstanding the foregoing, during the Forbearance Period, no Loan Party shall make any prepayment of principal, except as required in accordance with Section 2.2(c).”

4.3 Section 6.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.10 Financial Covenant – Minimum Cash. Effective at all times following the Forbearance Expiration Date, maintain at all times unrestricted cash and Cash Equivalents in Collateral Accounts subject to a perfected security interest in favor of the applicable Secured Party, in an amount not less than the aggregate amount of outstanding Obligations, as of any date of determination, provided that the performance or compliance with this Section 6.10 by any Loan Party may be waived in writing at any time and for such period as determined in the sole discretion of the Administrative Agent

4.4 Exhibit A to the Agreement is hereby amended by amending and restating or, as applicable, adding in appropriate alphabetical order, the following defined terms:

“Brii-179 Note” has the meaning set forth in the Fourth Amendment

“Brii Bio” means Brii Biosciences Limited, an exempted company organized under the laws of the Cayman Islands.

“Brii Notes” has the meaning set forth in the Fourth Amendment.

“BRII-179 Purchase Agreement” means that certain Purchase Agreement, dated as of February 13, 2024, by and among Parent, Borrower Representative and Brii Bio (as amended, restated, supplemented or otherwise modified from time to time.

“Essential Activities” has the meaning set forth in the Side Letter.

“Fourth Amendment” means that certain Fourth Amendment to Loan and Guaranty Agreement, Waiver and Forbearance Agreement, dated as of February 13, 2024, by and among the parties to this Agreement.

“Rehovot Acquisition” has the meaning set forth in the Fourth Amendment.

“Rehovot Purchase Agreement” has the meaning set forth in Fourth Amendment.

“Rehovot Purchase Price” has the meaning set forth in the Rehovot Purchase Agreement.

“Restatement Term Loans” means the Restatement First Tranche Term Loan.

“Restatement Term Loan Maturity Date” means September 14, 2026.

“Side Letter” has the meaning set forth in the Fourth Amendment.

“VBI-1901 License” has the meaning set forth in the Fourth Amendment.

“VBI-1901 Note” has the meaning set forth in the Fourth Amendment

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4.5 Exhibit C to the Agreement is hereby amended and restated as set forth in Exhibit C attached hereto.

4.6 The Restatement Second Tranche Term Loan Commitment, the Restatement Third Tranche Term Loan Commitment and the Restatement Fourth Tranche Term Loan Commitment are hereby cancelled. Sections 2.2(a)(ii), (iii) and (iv), and the defined terms “Additional Restatement Second Tranche Advance”, “Initial Restatement Second Tranche Advance”, “Liquidity Requirement”, “Restatement Fourth Tranche Availability Period”, Restatement Fourth Tranche Term Loan”, “Restatement Fourth Tranche Term Loan Commitment”, Restatement Second Tranche Availability Period”, “Restatement Second Tranche Milestones”, Restatement Second Tranche Term Loan”, “Restatement Second Tranche Term Loan Commitment”, “Restatement Third Tranche Availability Period”, Restatement Third Tranche Milestone”, Restatement Third Tranche Term Loan”, “Restatement Third Tranche Term Loan Commitment” are hereby deleted. Schedule 1 to the Agreement is hereby amended and restated as set forth on Schedule 1 attached hereto.

5. Additional Agreements.

5.1 13-Week Cash Flow Budget; Variance Report and Adherence to Budget.

(a) Borrower Representative shall deliver to Administrative Agent not later than 5:00 p.m., Eastern Time, on each Wednesday (the “Delivery Date”) following the Fourth Amendment Effective Date:

(i) cash flow forecast and sources and uses budget for the 13-week period commencing at such time and in the form agreed to by the Loan Parties and the Administrative Agent prior to the Delivery Date (the “13-Week Cash Flow Budget”), which shall be reasonably acceptable to Administrative Agent; and

(ii) an accounts payable aging report, in form satisfactory to Administrative Agent.

(b) Not later than 5:00 p.m., Eastern Time, on every Wednesday, Borrower Representative shall deliver to Administrative Agent a report, in form and substance reasonably satisfactory to Administrative Agent, for the immediately preceding four-week period, that (i) sets forth the variances for the Loan Parties (as a percentage and as a dollar amount) between the actual cash uses and the corresponding projected amounts reflected in the 13-Week Cash Flow Budget then in effect for the corresponding period.

(c) Loan Parties shall not permit total cash uses for any four week period to exceed the amount set forth in the 13-Week Cash Flow Budget for such four week period, as applicable by more than 10% without prior written approval by Administrative Agent, provided that for purposes of the foregoing, Lender Expenses and any legal expenses of the Loan Parties incurred in connection with the Loan Documents or other fees and expenses as approved by Administrative Agent as from time to time may be disregarded. Loan Parties shall promptly (and in any event, within one (1) Business Day) deliver such financial reporting and other information as Administrative Agent may reasonably require, including to verify compliance with this provision.

5.2 Transactions. The applicable Loan Parties shall use commercially reasonable efforts to:

(a) Achieve the Essential Activities by the applicable deadlines therefore specified in the Side Letter;

(b) Upon the achievement of the Essential Activities, enter into the License Agreement (in the form attached hereto as Appendix 1) (the “VBI-1901 License”);

(c) Enter into the Rehovot Acquisition (as defined in the Rehovot Purchase Agreement) no later than December 31, 2024.

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In connection with the foregoing, Borrower Representative shall provide an update to Administrative Agent upon request with respect to progress of completing the above activities and transaction and status of negotiation of related transaction documents, and shall provide copies of drafts of such transaction documents (and revisions thereto) promptly when available.

5.3 VBI-1901 License Cancellation or Buy-Back Right. No Loan Party shall elect to cancel the VBI-1901 License transaction prior to effectiveness thereof or to exercise any Buy Back Right (as defined in the VBI-1901 License), without the prior written approval of Administrative Agent, in its sole and absolute discretion.

6. Consents to Certain Transactions. Subject to the terms and conditions set forth in this Amendment, Administrative Agent and the undersigned Lenders, constituting Required Lenders, hereby consent to, and waive any applicable restrictions on, all transactions contemplated by the following agreements:

(a) the Side Letter, provided that the Brii Notes remain in full force and effect;

(b) the BRII-179 Purchase Agreement, provided that the Brii-179 Note remains in full force and effect other than in accordance with its terms;

(c) the VBI-1901 License in the form of Appendix 1, provided that the VBI-1901 Note remains in full force and effect other than in accordance with its terms; and

(d) the Rehovot Purchase Agreement, provided that the purchase consideration for the Rehovot Acquisition shall be paid directly to Administrative Agent to be applied to the Obligations in accordance with Section 2.2(c) of the Agreement, as amended by this Amendment.

7. Conditional Release. Upon the effectiveness of each of the transactions set forth in Section 6 of this Amendment, subject to the terms and conditions hereof, including the assignment or application of consideration to be received by any Loan Party in accordance with Section 2.2(c), Administrative Agent’s security interest in the following assets shall be automatically released without any further action by any Person:

(a) in case of the BRII-179 Purchase Agreement, the assets transferred pursuant thereto;

(b) in case of the Rehovot Acquisition, the assets transferred in connection therewith; and

(c) in the case of the VBI-1901 License, the assets transferred in connection therewith; and

(d) in the case of the completion of the Essential Activities, the assets transferred in connection therewith.

Administrative Agent shall, at the request of Borrower Representative or Brii Bio, deliver such other releases and make such filings as may be reasonably required to evidence the foregoing release, including, without limitation, pursuant to applicable Canadian Security Documents and Israeli Security Documents.

8. Limitation of Amendments, Waivers and Consents. The amendments, waivers and consents set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) establish a course of dealing with respect to any other amendment, modification or waiver of any term or condition of any Loan Document or otherwise obligate Administrative Agent or any Lender to waive any future Event of Default, or (b) otherwise prejudice any right or remedy any Secured Party may now have or may have in the future under or in connection with any Loan Document.

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9. Representations. To induce Administrative Agent and Required Lenders to enter into this Amendment, each Loan Party hereby represent and warrant as follows:

9.1 Each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement and other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable).

9.2 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), (a) have been duly authorized by all necessary action on the part of such Loan Party, and (b) do not and will not contravene (i) any material Requirement of Law, (ii) any material contractual restriction in any material agreement with a Person binding on such Loan Party, (iii) any order, judgment or decree of any Governmental Authority binding on such Loan Party, or (iv) the Operating Documents operating of such Loan Party.

9.3 The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of their respective obligations under the Agreement and the other Loan Documents to which it is a party, in each case, as amended by this Amendment (as applicable), do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, Governmental Authority, except as already has been obtained or made.

9.4 This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application relating to or affecting creditors’ rights and by general equitable principles.

9.5 The Israeli Subsidiary (as defined in Schedule 1 hereto) is duly and validly registered with the Israeli Registrar of Companies; and as of the date hereof it is not in a status of a “breaching company” (‘ חברה מפרה’) within the meaning provided therefor under the Israeli Companies Law, 5759-1999).

10. Conditions. As a condition to the effectiveness of this Amendment, Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent in its sole discretion, the following:

(a) this Amendment, duly executed by the Loan Parties;

(b) the BRII-179 Purchase Agreement, duly executed by the parties thereto;

(c) the Brii Notes, duly executed by the applicable parties thereto;

(d) the Side Letter duly executed by the applicable parties thereto;

(e) a certificate of each Loan Party, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents as in effect on the Fourth Amendment Effective Date (or confirming no change to the Operating Documents previously delivered), (ii) resolutions duly approved by the Board of such Loan Party approving this Amendment and the documents to be entered into in connection therewith, (iii) any resolutions, consent or waiver duly approved by the requisite holders of each such Loan Party’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency;

(f) the fully executed purchase agreement with respect to the Rehovot Acquisition (the “Rehovot Purchase Agreement”), the establishment of the escrow for the purchase price related to the Rehovot Acquisition and a fully executed escrow agreement, each on terms reasonably acceptable to Administrative Agent; and

(g) payment of all fees and Lender Expenses due on the Fourth Amendment Effective Date.

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11. Additional Agreements.

No Loan Party shall enter into an amendment to the Side Letter or the Rehovot Purchase Agreement without the prior written consent of the Administrative Agent. Loan Parties shall consult with the Administrative Agent with respect to publicity materials pursuant to which the transactions with Brii shall be announced by Brii or any Loan Party to ensure that the description of such transactions is reasonably satisfactory to Administrative Agent.

12. Affirmations.

12.1 The Agreement, as amended hereby is reaffirmed by the Loan Parties and the Loan Parties agree and acknowledge that the Agreement, as modified by this Amendment, remains in full force and effect and that the same is hereby ratified and confirmed in all respects.

12.2 Except as modified by this Amendment, the Loan Parties agree and acknowledge that the security interest as granted pursuant to the applicable Loan Documents continues to secure the Obligations from the Closing Date without novation, and this Amendment is not intended to be, and shall not constitute, a novation.

12.3 The Guarantors agree and acknowledge the terms of this Amendment and confirm that the guaranty pursuant to Section 13 of the Agreement remains in full force and effect as of the date hereof with respect to the Obligations (as modified this Amendment).

13. Governing Law. Section 11 of the Agreement is incorporated herein, mutatis mutandis, provided that references to the “Agreement” shall be understood to refer to this Amendment.

14. General Provisions.

14.1 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

14.2 This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one agreement. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.

14.3 The applicable provisions of Section 12 of the Agreement are hereby incorporated by reference herein, mutatis mutandis. This Amendment shall constitute a Loan Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND GUARANTY AGREEMENT, WAMR AND FORBEARANCE AGREEMENTI

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

BORROWERS:

VARIATION BIOTECHNOLOGIES INC., a Canadian federal corporation

By:	/s/ J.R. Baxter
Name:	J.R. Baxter
Title:	CEO

VBI VACCINES INC., a British Columbia corporation

By:	/s/ J.R. Baxter
Name:	J.R. Baxter
Title:	CEO

GUARANTORS:

SCIVAC LTD., an Israeli corporation

By:	/s/ J.R. Baxter
Name:	J.R. Baxter
Title:	CEO

VBI VACCINES (DELAWARE) INC., a Delaware corporation

By:	/s/ J.R. Baxter
Name:	J.R. Baxter
Title:	CEO

VARIATION BIOTECHNOLOGIES (US), INC., a Delaware corporation

By:	/s/ J.R. Baxter
Name:	J.R. Baxter
Title:	CEO

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[SIGNATURE PAGE TO FOURTH AMENDMENT TO LOAN AND GUARANTY AGREEMENT, WAIVER AND FORBEARANCE AGREEMENT]

ADMINISTRATIVE AGENT:

K2 HEALTHVENTURES LLC

By:	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director and Chief Investment Officer

By	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director and Chief Investment Officer

LENDER:

K2 HEALTHVENTURES LLC

By:	/s/ Anup Arora
Name:	Anup Arora
Title:	Managing Director and Chief Investment Officer

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